UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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NitroMed, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of the following press release issued by NitroMed, Inc. on January 27, 2009, announcing that NitroMed had entered into an agreement and plan of merger to be acquired by affiliates of Deerfield Management and that NitroMed had terminated its previously disclosed merger agreement with Archemix Corp. and its previously disclosed purchase and sale agreement with JHP Pharmaceuticals, LLC.  In connection with the termination of the purchase and sale agreement with JHP Pharmaceuticals, NitroMed also cancelled its special meeting of stockholders to approve the sale of substantially all of NitroMed’s assets to JHP Pharmaceuticals.

NITROMED, INC.
45 HAYDEN AVENUE, SUITE 3000
LEXINGTON, MA 02421
t. 781.266.4000
f. 781.274.8080
www.nitromed.com

NitroMed Announces Agreement to be Acquired by Deerfield Management;

Terminates Agreements with Archemix Corp. and JHP Pharmaceuticals, LLC

LEXINGTON, MA—(January 27, 2009) –NitroMed, Inc. (NASDAQ: NTMD) today announced that it entered into a merger agreement to be acquired by affiliates of Deerfield Management, a leading healthcare investment organization.  Under the terms of the merger agreement with Deerfield, NitroMed stockholders will receive $.80 per share in cash, subject to adjustment for net cash balances at the closing of the merger.  Prior to entering into the merger agreement with Deerfield, NitroMed terminated its previously announced purchase and sale agreement with JHP Pharmaceuticals, LLC and its previously announced merger agreement with Archemix Corp. in accordance with the terms of those agreements, including the payment of termination fees.  In connection with the termination of the JHP purchase and sale agreement, NitroMed paid a fee of approximately $900,000 to JHP; and in connection with the termination of the Archemix merger agreement, NitroMed paid a $1.5 million fee to Archemix.

NitroMed entered into the merger agreement with Deerfield following the recommendation and approval of a special committee of the board of directors and the full board of directors, which both determined that the terms and conditions of the merger agreement with Deerfield was superior to the terms of both the JHP purchase and sale agreement and the Archemix merger agreement.  The transaction is expected to be completed by April 2009.

The merger agreement includes a “go-shop” provision that allows NitroMed, acting under the direction of a special committee of the board of directors, to solicit, negotiate and evaluate competing acquisition proposals during a post-signing period ending on February 26, 2009.  In accordance with the merger agreement, NitroMed, with the assistance of its advisors, intends to actively solicit competing acquisition proposals during this period.  There is no assurance that the “go-shop” provision will result in a higher offer.

The closing of the proposed merger is subject to various conditions, including approval by NitroMed’s stockholders and other customary closing conditions.  A special meeting of NitroMed’s stockholders will be scheduled as soon as practicable following the preparation and filing of proxy materials with the Securities and Exchange Commission.

In connection with the termination of the JHP purchase and sale agreement, NitroMed cancelled its special meeting of stockholders to approve the sale of substantially all of NitroMed’s assets to JHP.

Cowen and Company, LLC is acting as exclusive financial advisor to NitroMed and Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to NitroMed.

About NitroMed

NitroMed of Lexington, Massachusetts is the maker of BiDil (isosorbide dinitrate/hydralazine hydrochloride), an orally administered medicine available in the United States for the treatment of heart failure in self-identified black patients. In this population, BiDil is indicated as an adjunct to current standard therapies such as angiotensin converting enzyme (ACE) inhibitors and beta blockers. There is little experience in patients with New York Heart Association Class IV heart failure. BiDil was approved by the U.S. Food and Drug Administration, primarily on the basis of efficacy data from the company’s landmark A-HeFT (African American Heart Failure Trial) clinical trial. For full prescribing information, visit: www.BiDil.com.

Important Additional Information To Be Filed with the SEC

NitroMed plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger with Deerfield.  The proxy statement will contain important information about NitroMed, the proposed merger and related matters.  Investors and security holders of NitroMed are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

NitroMed and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement with Deerfield.  Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, both of which are filed with the SEC.  As of December 31, 2008, NitroMed’s directors and executive officers, and funds affiliated with such individuals, owned approximately 33% of NitroMed’s common stock.  A more complete description of the interests of NitroMed’s directors and officers will be available in the proxy statement relating to the proposed merger.

Cautionary Note Regarding Forward Looking Statements

Statements in this press release regarding the proposed merger with Deerfield, including without limitation the expected timetable for completing the transaction and the amount of cash per share NitroMed’s stockholders will receive in the merger, and any other statement about NitroMed’s management team’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-

looking statements, including:  the ability of NitroMed and Deerfield to complete the proposed merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing set forth in the merger agreement; and other factors described in NitroMed’s  Annual Report on Form 10-K for the year ended December 31, 2007 and NitroMed’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each as filed with the SEC, as well as the other filings that NitroMed makes with the SEC.

In addition, the statements in this press release reflect NitroMed’s expectations and beliefs as of the date of this release.  NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change.  However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.  These forward-looking statements should not be relied upon as representing NitroMed’s views as of any date after the date of this release.

CONTACT:

Sondra Newman

IR-IQ Communications

Phone:  (617) 877-5687

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

NitroMed plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger with Deerfield.  The proxy statement will contain important information about NitroMed, the proposed merger and related matters.  Investors and security holders of NitroMed are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

NitroMed and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement with Deerfield.  Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, both of which are filed with the SEC.  As of December 31, 2008, NitroMed’s directors and executive officers, and funds affiliated with such individuals, owned approximately 33% of NitroMed’s common stock.  A more complete description of the interests of NitroMed’s directors and officers will be available in the proxy statement relating to the proposed merger.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed merger with Deerfield, including without limitation the expected timetable for completing the transaction and the amount of cash per share NitroMed’s stockholders will receive in the merger, and any other statement about NitroMed’s management team’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the ability of NitroMed and Deerfield to complete the proposed merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing set forth in the merger agreement; and other factors described in NitroMed’s  Annual Report on Form 10-K for the year ended December 31, 2007 and NitroMed’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each as filed with the SEC, as well as the other filings that NitroMed makes with the SEC.

In addition, the statements in this document reflect NitroMed’s expectations and beliefs as of the date of this release.  NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change.  However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.  These forward-looking statements should not be relied upon as representing NitroMed’s views as of any date after the date of this document.